Consent of Independent Registered Public Accounting Firm
We consent to the incorporation by reference in the registration statements (Nos. 333-258885, 333-209871, 333-211495, 333-222128, 333-225727, 333-232227, 333-74062 and 333-281395) on Form S-8 and the registration statement (No. 333-263708) on Form S-3 of our report dated March 19, 2025, with respect to the consolidated financial statements of Team, Inc..
Houston, Texas
March 19, 2025